                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                        PURSUANT TO SECTIONS 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2007

                                 WHX CORPORATION
                                 ---------------
             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                                       13-3768097
              --------                                       ----------
   (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                        Identification No.)

      Commission file number 1-2394

     555 Theodore Fremd Avenue                                  10580
            Rye, New York                                       -----
            -------------                                    (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: 914-925-4413
                                                    ------------

Former Name or Former Address, if changed since last report: Not Applicable
                                                             --------------

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

____  Written  communications  pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

____  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

____  Pre-commencement  communications  pursuant  to  Rule  14d-2(b)  under  the
      Exchange Act (17 CFR 240.14d-2(b))

____  Pre-commencement  communications  pursuant  to  Rule  13e-4(c)  under  the
      Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

      As described in WHX Corporation (the "Company")'s Form 8-K dated April 13,
2007, on that date,  as a result of a tender offer (the "Offer")  pursuant to an
Agreement and Plan of Merger (the "Merger  Agreement")  dated as of February 23,
2007 by and among  Steel  Partners  II,  L.P.,  a Delaware  limited  partnership
("Steel Partners"),  BZ Acquisition Corp., a Delaware  corporation  ("BZA"), and
Bairnco   Corporation,   a  Delaware  corporation   ("Bairnco"),   BZA  acquired
approximately  88.9% of the  outstanding  common stock of Bairnco.  WHX acquired
Steel Partners'  entire interest in BZA pursuant to a Stock Purchase  Agreement, dated April 12, 2007, and  accordingly  has acquired  control of Bairnco through its ownership of BZA. The consideration for each share was $13.50 in cash.

      Pursuant to the Merger  Agreement,  on April 24, 2007, BZA was merged with and into Bairnco with  Bairnco  continuing  as the  surviving  corporation  as a wholly owned  subsidiary of WHX (the  "Merger").  At the  effective  time of the
Merger,  each Bairnco common share then outstanding  (other than shares owned by
BZA or its direct parent  entity,  shares owned by Bairnco as treasury stock and shares held by stockholders  who properly  exercise their appraisal  rights) was automatically  converted  into the  right to  receive  $13.50  per share in cash without interest and subject to applicable withholding taxes.  Immediately prior to the  Merger,  BZA held  approximately  90.1%  of the  outstanding  shares  of
Bairnco.  The  proceeds  required  to fund  the  closing  of the  Offer  and the resulting Merger and to pay related fees and expenses were approximately  $101.5 million.

      In  connection  with the  closing  of the  Offer,  initial  financing  was provided by Steel through two credit  facilities.  Steel  extended to BZA bridge loans in the principal amount of approximately $75.1 million,  $1.4 million, and
$10.0 million (and may extend additional loans of approximately $3.6 million, up to an aggregate total amount of borrowings of $90.0 million)  pursuant to a loan and security agreement (the "Bridge Loan Agreement") between BZA and Bairnco, as borrowers,  and Steel,  as lender.  In addition,  Steel  extended to WHX a $15.0 million  subordinated  loan, which is unsecured at the WHX level between WHX, as borrower,  and Steel, as lender.  WHX contributed the $15.0 million  proceeds of the subordinated loan to BZA as a capital contribution.

      Borrowings  under the Bridge Loan  Agreement  bear (i) cash  interest at a rate per annum  equal to the prime  rate of JP Morgan  Chase plus 1.75% and (ii)
pay-in-kind interest at a rate per annum equal to 4.5% for the first 90 days the loan is outstanding  and 5% (instead of 4.5%) for the balance of the term,  each as adjusted from time to time. The minimum aggregate interest rate on borrowings under the  Bridge  Loan  Agreement  is 14.5% per annum for the first 90 days the loan is outstanding, and 15% (instead of 14.5%) per annum for the balance of the term,  and the maximum  aggregate  interest rate on borrowings  under the Bridge
Loan  Agreement is 18% per annum.  The cash  interest  rate and the  pay-in-kind interest rate may be adjusted from time to time, by agreement of Steel  Partners and Bairnco,  so long as the aggregate interest rate remains the same.  Interest is payable monthly in arrears.  The obligations  under the Bridge Loan Agreement are  guaranteed by certain of Bairnco's  subsidiaries  and  collateralized  by a junior lien on the assets of Bairnco and certain of its subsidiaries and capital stock of certain of Bairnco's  subsidiaries.  Obligations  under the Bridge Loan
Agreement  will also be  guaranteed  by the Company on an unsecured  basis.  The scheduled  maturity date of the indebtedness  under the Bridge Loan Agreement is the earlier to occur of (i) June 30, 2008 and (ii) such time as Bairnco  obtains any replacement  financing.  Indebtedness under the Bridge Loan Agreement may be prepaid without penalty or premium.

      Borrowings under the Subordinated Loan Agreement bear pay-in-kind interest at a rate per annum  equal to the  prime  rate of JP Morgan  Chase  plus  7.75%, adjusted from time to time, with a minimum  interest rate of 16% per annum and a maximum interest rate of 19% per annum.  Interest is payable monthly in arrears.
The obligations  under the Subordinated Loan Agreement are guaranteed by Bairnco and  certain of its  subsidiaries  and  collateralized  by a junior  lien on the assets of Bairnco and certain of its  subsidiaries  and capital stock of certain
of  Bairnco's  subsidiaries.   The  indebtedness  under  the  Subordinated  Loan
Agreement  will  mature  on  the  second  anniversary  of  the  issuance  of the subordinated loan and may be prepaid without penalty or premium.

      The  Loan  Agreements  contain  customary   representations,   warranties,
covenants,  events of default  and  indemnification  provisions.  Following  the
Merger,  (i) the  indebtedness  under the Bridge Loan  Agreement and the related security interests will be subordinated to the indebtedness and related security interests  granted under Bairnco's  existing senior credit facility with Bank of
America,   N.A.,  and  (ii)  the  guarantees  of  the  indebtedness   under  the
Subordinated  Loan  Agreement  and  the  related  security   interests  will  be
subordinated  to  all  indebtedness  and  security  interests  described  in the preceding clause (i).

      This Form  8-K/A  amends  the  aforementioned  Form 8-K by  including  the financial statements and exhibits set forth under Item 9.01.

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ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

      A)    Financial Statements of Business Acquired.

            1.    Audited  consolidated balance sheets of Bairnco Corporation as of December  31,  2006 and 2005,  and  related  statements  of income,  comprehensive income,  changes in stockholders'equity and cash flows for the years ended December 31, 2006, 2005 and
                  2004.

            2.    Consolidated  condensed balance sheets of Bairnco  Corporation as of March 31, 2007  (unaudited)  and December 31, 2006,  and
                  related   consolidated   condensed   statements   of   income,
                  comprehensive income and cash flows for the three months ended
                  March 31, 2007 and April 1, 2006.

      B)    Pro Forma Financial Information.

            1.    Unaudited pro forma  combined  condensed  balance sheet of WHX
                  Corporation  as of March  31,  2007 and  unaudited  pro  forma combined condensed statements of operations for the year ended
                  December 31, 2006 and the three months ended March 31, 2007.

      C)    Exhibit No.             Description

              23.0      Consent of Grant Thornton LLP.

              99.1      Audited   consolidated   balance   sheets   of   Bairnco
                        Corporation  as of  December  31,  2006  and  2005,  and
                        related  statements  of  income,  comprehensive  income,
                        changes in  stockholders'  equity and cash flows for the
                        years ended December 31, 2006, 2005 and 2004.

              99.2      Consolidated   condensed   balance   sheets  of  Bairnco
                        Corporation  as  of  March  31,  2007   (unaudited)  and
                        December 31, 2006,  and related  consolidated  condensed
                        statements  of  income,  comprehensive  income  and cash
                        flows  for the three  months  ended  March 31,  2007 and
                        April 1, 2006.

              99.3      Unaudited pro forma combined  condensed balance sheet of
                        WHX  Corporation  as of March 31, 2007 and unaudited pro
                        forma  combined  condensed  statements of operations for
                        the year ended  December  31, 2006 and the three  months
                        ended March 31, 2007.

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                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                        WHX CORPORATION
                        (Registrant)

                        By: /s/ Robert K. Hynes
                            ------------------------------
                            Name: Robert K. Hynes
                            Title: Chief Financial Officer

                        Date: August 14, 2007

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